PARKER CHAPIN FLATTAU & KLIMPL LLP.
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 704-6000

                                                                     Exhibit 5.1




                                                     January  13, 1999

Allou Health & Beauty Care, Inc.
50 Emjay Boulevard
Brentwood, New York 11717

Gentlemen:

         We have acted as counsel to Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 1,533,334 shares (the "Shares") of Class A Common Stock, par value $.001 per share (the "Common Stock") of the Company.

         Capitalized terms used herein and not defined shall have the meanings given to them in the Registration Statement.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended (ii) By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (a) the 666,667 Shares that were issued in December 1998 pursuant to the December 1998 Subscription Agreement have been validly issued and are fully paid and nonassessable; and

                  (b) the 866,667 Shares issuable upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                    Very truly yours,

                                     /s/ Parker Chapin Flattau & Klimpl, LLP

                                    PARKER CHAPIN FLATTAU & KLIMPL, LLP



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